Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Completes North Carolina Acquisition
Transaction Enhances Company’s Presence in Eastern North Carolina

DOTHAN, AL, June 22, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company” or “CPI”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired PLT Construction Company, Inc., a grading and sitework contractor based in Wilson, North Carolina.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, stated, “We are pleased with this strategic acquisition to further enhance our vertical integration of construction services across multiple markets in North Carolina. PLT Construction has an outstanding reputation as an experienced public roadway and sitework contractor in eastern North Carolina, servicing many of the markets we acquired during the first quarter of the current fiscal year. Today we welcome talented and experienced construction managers, estimators, and crews to our team. We also added much-needed construction equipment to drive organic growth in these new markets in eastern North Carolina.
“For several years, the team at PLT Construction Company has been successful partnering with the Rose Brothers organization we acquired last October on a variety of projects, and now, we will have the opportunity to continue their shared legacy of high-quality work in this part of the state as a single, unified organization,” concluded Smith.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 48 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600